UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):   November 14, 2007

Interline Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32380	03-0542659
(Commission File Number)	(I.R.S. Employer Identification No.)

801 W. Bay Street
Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip Code)

(904) 421-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Interline Brands, Inc.
Current Report on Form 8-K

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                On November 8, 2007 the Board of Directors of Interline Brands, Inc. (the “Company”) adopted certain amendments to the Company’s By-Laws.  The Amended and Restated By-Laws amended Article VII to provide that the Company may issue certificated or uncertificated shares.  Previously Article VII only provided for the issuance of certificated shares.  This amendment was adopted to allow the Company to participate in the Direct Registration System (“DRS”) which, effective January 1, 2008, will be required of all New York Stock Exchange listed companies.  In addition, the By-Laws were amended to include definitions and certain provisions relating to the roles of the Lead Independent Director and the Chief Executive Officer.  The Amended and Restated By-Laws clarify that the Lead Independent Director is entitled to call special meetings of the Board and that the positions of Chief Executive Officer and President may be held by different people.  The By-Laws were also amended to remove certain provisions relating to the Company’s initial public offering that are no longer relevant.

                The Amended and Restated By-Laws became effective November 8, 2007.  The description of the Amended and Restated By-Laws set forth above is qualified in its entirety by reference to the Amended and Restated By-Laws, which are filed as Exhibit 3.1 to this Form 8-K, and are hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated By-Laws of Interline Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERLINE BRANDS, INC.

By:	/s/ Thomas J. Tossavainen
Name: Thomas J. Tossavainen
Title: Chief Financial Officer

Date:  November 14, 2007

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Amended and Restated By-Laws of Interline Brands, Inc.